NEWS www.twitter.com/ford www.facebook.com/ford www.instagram.com/ford www.medium.com/@ford Ford Takes Action to Address Effects of Coronavirus Pandemic; Company Offers New-Car Customers Six-Month Payment Relief • $15.4 billion of additional cash on balance sheet, drawing from two credit lines • Dividend suspension to preserve cash and provide additional flexibility in the current environment • Withdrawal of company guidance for 2020 financial performance • Three month payment deferral for eligible U.S. new-car customers, plus three more paid by Ford, for up to six months of payment peace of mind DEARBORN, Mich., March 19, 2020 – Ford Motor Company is taking a series of initiatives to further bolster the company’s cash position amid the coronavirus health crisis, maintain strategic flexibility on behalf of its team and customers, and set up Ford to separate itself from competitors when the global economy emerges from the current period of acute uncertainty. “Like we did in the Great Recession, Ford is managing through the coronavirus crisis in a way that safeguards our business, our workforce, our customers and our dealers during this vital period,” said Ford CEO Jim Hackett. “As America’s largest producer of vehicles and largest employer of autoworkers, we plan to emerge from this crisis as a stronger company that can be an engine for the recovery of the economy moving forward.” The company today notified lenders that it will borrow the total unused amounts against two lines of credit: $13.4 billion under its corporate credit facility and $2 billion under its supplemental credit facility. The incremental cash from these borrowings will be used to offset the temporary working capital impacts of the coronavirus-related production shut downs and to preserve Ford’s financial flexibility. “While we obviously didn’t foresee the coronavirus pandemic, we have maintained a strong balance sheet and ample liquidity so that we could weather economic uncertainty and continue to invest in our future,” Hackett said. “Our Ford people are extremely resilient and motivated, and I’m confident in the actions we are taking to navigate the current uncertainty while continuing to build toward the future.” Ford has regularly described targets of having $20 billion in cash and $30 billion in liquidity heading into an economic downturn. At the end of 2019, those levels were $22 billion and $35 billion, respectively. At the same time, Ford announced it has suspended the company’s dividend, prioritizing near- term financial flexibility and continued investments in an ambitious series of new-product launches in 2020 and long-term growth initiatives. Also, Ford said it is withdrawing the guidance it gave on Feb. 4 for 2020 financial performance, which did not factor in effects of the coronavirus, given uncertainties in the business environment. The company will provide an update on the year when it announces first-quarter results, which is currently scheduled for April 28. 1

Ford this week announced plans to temporarily stop production at its plants in North America and Europe starting today. The actions were taken to protect the health and safety of employees and respond to issues with the supply chain and other constraints. The company will work with labor representatives to safely and effectively restart production in the weeks to come. Hackett noted China was the first country to face the virus and is now emerging from the coronavirus crisis and showing improvements in automobile demand. This news on the China recovery should be a source of optimism about the overall economic recovery as the virus abates, he said. ‘Built to Lend a Hand’ Program Provides Peace of Mind With Up To Six Months of Payment Relief Separately, Ford and its U.S. dealers are offering customers who are dealing with their own peripheral challenges from the coronavirus a variety of services, including six months of payment relief for new-car buyers under the new “Built to Lend a Hand” program. Under the new program, developed with its dealers, Ford is offering six months of payment relief for eligible new-car customers who finance their purchases through Ford Credit. Ford will pay for three months and customers can defer for up to three more for a total of six months. The program is for people purchasing 2019 and 2020 model-year vehicles, excluding 2020 Super Duty trucks. “Our dealers are incredibly connected to their communities,” said Kumar Galhotra, president, Ford North America. “And they’re willing to lend a hand by doing whatever it takes to help our customers in this time of need.” More information about the “Built to Lend a Hand Program” is available at Ford.com. # # # About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification; mobility solutions, including self-driving services; and connected services. Ford employs approximately 190,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com . 2

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